Exhibit 99.1

Stryve Foods, Inc. Announces Third Quarter 2021 Results and Paves Way for Future Growth

Set to Expand Partnerships with Costco and Walmart in 2022

Net Sales Increased 104.6% Year Over Year to $9.1 Million

Reaffirms 2021 Financial Outlook of Net Sales of $31 Million to $34 Million

PLANO, Texas –– November 15, 2021 –– Stryve Foods, Inc. (“Stryve” or “the Company”), (NASDAQ: SNAX), an emerging healthy snack and eating platform disrupting traditional consumer packaged goods (CPG) categories, and a leader in the air-dried meat snack industry in the United States, today announced results for the third quarter ended September 30, 2021 and provided a business update.

Joe Oblas, CEO and Co-Founder, stated, “We are very pleased to have more than doubled our top-line and gross profit during the third quarter compared to the year-ago period, reflecting robust gains across our wholesale and e-commerce channels as we successfully drove distribution, awareness, trial, and repeat purchases of our healthy air-dried meat snacking products. Given our current trajectory, we remain confident in our prior annual net sales guidance of $31 million to $34 million in 2021, which would represent an increase of 82% to 100% compared to 2020.”

Oblas continued, “Stryve’s strong performance on shelf in the northwest region of Costco has paved the way for our expansion into two additional regions of Costco in the coming months and our selection by Costco as their partner in a limited time, nation-wide multi-vendor-mailer (MVM) program. The opportunity with Costco next year not only confirms that our products and strategy are on point with consumers and retailers alike, but also represents an enormous opportunity to drive trial with target consumers in a condensed period of time.”

Oblas added, “We are also tremendously encouraged by the early results of our Vacadillos® launch. In just a short time, we have already expanded distribution in a meaningful way and the brand is demonstrating significant momentum across most channels. This includes being added next year to store shelves in Walmart, where we already have distribution for the Stryve brand. With the proceeds from the business combination, we believe we have the capital to properly support this emerging brand, extend Vacadillos’s product line, and realize its full market potential over time.”

Financial Highlights for the Third Quarter 2021 Versus the Prior Year Period

●	Net sales increased to $9.1 million, representing 104.6% growth.

○	Strong wholesale gains contributed to 59.1% of net sales, increasing 198.3% year-over-year, and included new year-over-year distribution across Convenience, Food, Mass, and Dollar channels.
○	Strong e-commerce gains contributed to 30.8% of net sales, increasing 50.0% year-over-year with growth across direct-to-consumer (“DTC”) and Amazon.

●	Gross profit increased to $3.3 million, representing 104.0% growth.

○	Gross margin held steady at approximately 36% versus the prior year period.

●	Net loss of $8.7 million compared to net loss of $4.4 million in the prior year period.

Review of Third Quarter 2021 Financial Results

Net sales increased 104.6% to $9.1 million in the third quarter 2021, compared to $4.4 million in the third quarter 2020. This increase was driven by increased sales of products to existing wholesale and private label accounts, net new sales related to additional distribution secured in 2021 at a number of key retailers, and continued strength in e-commerce. Net sales to wholesale customers increased to $5.4 million from $1.8 million, net sales to e-commerce increased to $2.8 million from $1.9 million, and net sales to private label accounts increased to $0.9 million from $0.8 million.

Gross profit increased 104.0% to $3.3 million in the third quarter 2021, compared to $1.6 million in the third quarter 2020. As a percentage of net sales, gross profit margin held steady at 35.9% in the third quarter 2021 compared to 36.0% in the third quarter 2020. The strong gross profit margin was driven by the Company’s sales performance and improvement in manufacturing processes that resulted in increased efficiency and production yields despite significant supply chain challenges. Additionally, by utilizing its installed manufacturing capacity, the Company was able to absorb the increasing net sales without having to materially increase its costs related to overhead.

Selling expenses increased by $3.0 million to $5.8 million in the third quarter 2021, compared to $2.8 million in the third quarter 2020, primarily due to increased marketing efforts in line with its plans following the business combination with Andina Acquisition Corp. III. As a percentage of net sales, selling expenses increased to 64.3% from 63%. While the Company intends to continue investing meaningfully in marketing the sale of its products, management anticipates operating leverage on many of these selling and marketing expenses as the business continues to add points of retail distribution.

Operations expense increased $0.5 million to $1.2 million in the third quarter 2021, compared to $0.7 million in the third quarter 2020. This increase was primarily due to the continued ramp-up of the DTC web fulfillment operation which resulted in an increase in freight-out expense year-over-year. As a percentage of net sales, operations expense decreased to 13.6% from 16.6%.

Salaries and wages increased $1.1 million to $2.3 million in the third quarter 2021, compared to $1.2 million in the third quarter 2020. This increase was largely due to several nonrecurring employee related expenses. As a percentage of net sales, salaries and wages decreased to 25.1% from 27.6%. While management anticipates some growth in administrative headcount to accommodate the increased reporting and compliance responsibilities of being a public company going forward, it does not believe it will need to scale salaries and wages proportionally with sales thereby creating an opportunity for operating leverage.

Net loss increased $4.3 million to $8.7 million in the third quarter 2021 compared to $4.4 million in the third quarter 2020. The increase was primarily attributable to increased selling expenses, increased operations expense, and approximately $1.5 million in non-cash expenses, all of which is partially offset by growth in net sales and gross profit.

EBITDA, a non-GAAP financial measure, was $(7.6) million in the third quarter 2021 compared to $(3.2) million in the third quarter 2020. A reconciliation between EBITDA and net loss (the nearest GAAP financial measure) is included in the accompanying financial data.

Expanded Distribution to 30,000+ Retail Locations

In October, Stryve announced new distribution to come online over the coming quarters representing another 4,000+ additional convenience store and retail locations, as well as increased penetration for its popular all-natural air-dried meat snacking brands Stryve, Kalahari, and Vacadillos. These additions were led by approximately 2,600 Speedway and 1,400 Circle K locations to the distribution footprint.

Stryve’s participation in the nation-wide multi-vendor-mailer (MVM) program with Costco means that Stryve’s products will be placed for at least a limited time at all Costco locations in 2022. The Company is also optimistic regarding Vacadillos’s potential to drive meaningful growth. Vacadillos started to get doors and has seen accelerated adoption in the mass and club channels as evidenced by Walmart adding Vacadillos to store shelves in 2022. The Company anticipates that this brand exposure at Costco and Walmart will support its sales team’s new distribution efforts across all channels in 2022 and beyond.

Stryve Nutrition Introduction

In August 2021, Stryve complemented its popular healthy air-dried meat snacking brands by launching a new category of Collagen and Bone Broth products. These are functional foods packed with protein and are all-natural, non-GMO, sugar-free, gluten-free, soy-free, and dairy-free. Stryve’s Collagen and Bone Broth products are currently available at www.stryve.com and are expected to available at Amazon and select retailers beginning next year. Stryve is also developing additional nutrition products and believes the category could be a significant contributor to net sales in 2022.

Reaffirmed Financial Outlook

Stryve reaffirms its prior financial outlook for 2021 as follows:

●	Net sales in the range of approximately $31 million to $34 million, an increase of 82% to 100% compared to 2020.

The outlook above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including certain risk factors, many of which are beyond Stryve’s control. Please see “Forward-looking Statements” below. As these statements are forward-looking, actual results may differ materially.

Investor Conferences

Stryve will also participate in the following upcoming investor conferences:

●	November 16th: 12th Annual Craig-Hallum Alpha Select Conference (virtual)
●	November 17th: Jefferies Virtual West Coast Consumer Conference (virtual)
●	November 18th: 13th Annual SOUTHWEST IDEAS Conference (Westin Downtown, Dallas)
●	December 3rd: Stephens Annual Investment Conference (Nashville)
●	December 9th-10th: 10th Annual Roth Deer Valley Event (virtual)

Please contact your institutional sales representative to schedule an investor meeting with the Company.

Conference Call Today

The Company will host a conference call to discuss third quarter 2021 financial results today at 4:30 PM ET.

The conference call can be accessed live over the phone by dialing (631) 891-4304. A telephone replay will be available after the call and can be accessed by dialing (412) 317-6671 and entering the passcode 10016489. The replay will be available until Monday, November 22, 2021.

For retail investors who would like to submit a question for the leadership team, please email raphael.gross@icrinc.com.

There will also be a simultaneous, live webcast available on the Investors section of the Company’s corporate website at Stryve.com. An archive of the webcast will be available on the corporate website shortly after the call has concluded.

About Stryve Foods, Inc.

Stryve is an emerging healthy snacking and food company that manufactures, markets and sells highly differentiated healthy snacking and food products that Stryve believes can disrupt traditional snacking and CPG categories. Stryve’s mission is “to help Americans eat better and live happier, better lives.” Stryve offers convenient products that are lower in sugar and carbohydrates and higher in protein than other snacks and foods.

Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari®, Braaitime®, and Vacadillos® brand names. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paleo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today.

Stryve distributes its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets, as well as directly to consumers through its e-commerce websites and through the Amazon platform.

For more information about Stryve, visit www.stryve.com or follow us on social media at @stryvebiltong.

Forward Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “will”, “would”, “could”, “intend”, “aim”, “believe”, “anticipate”, “continue”, “target”, “milestone”, “expect”, “estimate”, “plan”, “outlook”, “objective”, “guidance” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, including, but not limited to, statements regarding Stryve’s plans, strategies, objectives, targets and expected financial performance. These forward-looking statements reflect Stryve’s current views and analysis of information currently available. This information is, where applicable, based on estimates, assumptions and analysis that Stryve believes, as of the date hereof, provide a reasonable basis for the information and statements contained herein. These forward-looking statements involve various known and unknown risks, uncertainties and other factors, many of which are outside the control of Stryve and its officers, employees, agents and associates. These risks, uncertainties, assumptions and other important factors, which could cause actual results to differ materially from those described in these forward-looking statements, include: (i) the inability to maintain the listing of Stryve’s Class A common stock on Nasdaq; (ii) the ability to recognize the anticipated benefits of the Business Combination or meet financial and strategic goals, which may be affected by, among other things, competition, supply chain interruptions, the ability to pursue a growth strategy and manage growth profitability, maintain relationships with customers, suppliers and retailers and retain its management and key employees; (iii) the risk that retailers will choose to limit or decrease the number of retail locations in which Stryve’s products are carried or will choose not to carry or not to continue to carry Stryve’s products; (iv) the possibility that Stryve may be adversely affected by other economic, business, and/or competitive factors; (v) the effect of the COVID-19 pandemic on Stryve; (vi) the possibility that Stryve may not achieve its financial outlook and (vii) other risks and uncertainties described in the Company’s public filings with the SEC. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those projections and forward-looking statements are based.

Contacts:

ICR for Stryve

Investor Relations:

Raphael Gross, (203) 682-8253

raphael.gross@icrinc.com

Media Relations:

Eric Becker, (303) 638-3469

eric.becker@icrinc.com

STRYVE FOODS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

	September 30	December 31
	2021	2020
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalent	$13,389,570	$591,634
Accounts receivable, net	4,496,715	679,061
Inventory, net	5,514,530	3,373,033
Prepaid media spend	650,000	249,000
Prepaid expenses and other current assets	2,788,263	529,230
Total current assets	26,839,078	5,421,958

Property and equipment, net	6,668,675	6,845,132
Goodwill	8,450,000	8,450,000
Intangible asset, net	4,664,942	4,962,834
Prepaid media spend, net of current portion	268,295	498,662
Other assets	34,800	58,545
TOTAL ASSETS	$46,925,790	$26,237,131

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$3,482,170	$3,839,384
Accrued expenses	687,934	1,710,384
Line of credit	3,500,000	3,500,000
Current portion of long-term debt	2,672,087	22,649,995
Total current liabilities	10,342,191	31,699,763

Long-term debt, net of current portion	927,743	3,874,235
Financing obligation - related party operating lease	7,500,000	-
Warrant liability	167,875	-
TOTAL LIABILITIES	18,937,809	35,573,998

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock - $0.0001 par value,10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Class A common stock - $0.0001 par value 400,000,000 shares authorized, 8,217,321 shares issued and outstanding	822	-
Class V common stock - $0.0001 par value 200,000,000 shares authorized, 11,502,355 shares issued and outstanding	1,150	974
Additional paid-in-capital	100,140,208	42,783,408
Accumulated deficit	(72,154,199)	(52,121,249)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	27,987,981	(9,336,867)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$46,925,790	$26,237,131

STRYVE FOODS, INC

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	For the Three Months		For the Nine Months
	Ended September 30		Ended September 30
	2021	2020	2021	2020
SALES, net	9,061,770	4,428,231	23,247,568	13,013,199

COST OF GOODS SOLD	5,807,925	2,832,857	13,734,845	8,352,871

GROSS MARGIN	3,253,845	1,595,374	9,512,723	4,660,328

OPERATING EXPENSES
Selling expenses	5,826,748	2,789,791	17,873,162	8,018,023
Operations expense	1,234,001	735,491	3,264,086	1,709,070
Salaries and wages	2,272,336	1,220,975	5,275,646	4,617,458
Non-cash compensation expense	1,700,869	-	1,700,869	-
Depreciation and amortization expense	402,290	315,000	1,193,846	962,296
(Gain) Loss on disposal of fixed assets	(13,250)	12,723	(21,828)	13,047
Total operating expenses	11,422,994	5,073,980	29,285,781	15,319,894

OPERATING LOSS	(8,169,149)	(3,478,606)	(19,773,059)	(10,659,566)

OTHER (EXPENSE) INCOME
Interest expense	(757,811)	(882,258)	(2,715,068)	(2,384,375)
PPP Loan Forgiveness	-	-	1,669,552	-
Change in fair value of Private Warrants	213,300	-	213,300	-
Other income	2,577	-	572,325	-
Total other (expense)/ income	(541,934)	(882,258)	(259,891)	(2,384,375)

NET LOSS BEFORE INCOME TAXES	(8,711,083)	(4,360,864)	(20,032,950)	(13,043,941)
Provision for income taxes	-	-	-	-

NET LOSS	$(8,711,083)	$(4,360,864)	$(20,032,950)	$(13,043,941)
Loss per common share:
Basic and diluted	$(0.47)	$(0.54)	$(1.63)	$(1.63)

Weighted average shares outstanding:
Basic and diluted	18,559,390	8,089,907	12,311,118	8,006,433

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

Stryve uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in operating results, and provide additional insight on how the management team evaluates the business. Stryve’s management team uses EBITDA to make operating and strategic decisions, evaluate performance and comply with indebtedness related reporting requirements. Below are details on this non-GAAP measure and the non-GAAP adjustments that the management team makes in the definition of EBITDA. Stryve believes this non-GAAP measure should be considered along with net income (loss), the most closely related GAAP financial measure. A reconciliation between EBITDA and net income is below:

STRYVE FOODS, INC.

RECONCILIATION OF NON_GAAP FINANCIAL INFORMATION

	Three Month Period Ended	Three Month Period Ended	Nine Month Period Ended	Nine Month Period Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
(In thousands)
Net income (loss)	(8,711)	(4,361)	(20,033)	(13,044)
Interest expense	758	882	2,715	2,384
Income tax expense (benefit)	-	-	-	-
Depreciation and amortization	402	315	1,194	962
EBITDA	$(7,551)	$(3,164)	$(16,124)	$(9,698)